UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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SILICON STORAGE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 3, 2010

Dear SST Employees:

This morning we announced that SST has entered into a definitive merger agreement with Microchip Technology Incorporated, under which Microchip will acquire all of SST’s outstanding common stock for $2.85 per share in cash. Please find the press release attached to this letter for more information.

After careful consideration, the SST Strategic Committee determined that proceeding with Microchip better served the shareholders’ interests than the previously announced merger agreement with Technology Resources Holdings, Inc. The Microchip agreement has been approved by SST’s Board of Directors, acting upon the unanimous recommendation of the independent Strategic Committee with assistance from its independent financial and legal advisors.

Over the past few years, our Board has been evaluating the best course of action to deliver value to our shareholders. We believe this is an outstanding combination that achieves our goal, and we hope you share our enthusiasm. At SST we have differentiated ourselves in the marketplace through our ingenuity and passion, and this merger allows us to become part of a larger organization with greater financial resources and a wider customer base.

As you may already know, Microchip is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.

The merger is contingent upon the approval of our shareholders, regulatory clearance, and other customary closing conditions. We expect the transaction to close in the second calendar quarter of 2010, and we look forward to working with Microchip to ensure a smooth transition. As we work towards the successful completion of our merger, the most important thing for you to do at this time is to remain focused on your work and serving our customers.

We will keep you informed as more information becomes available.

Thank you again for all of your hard work.

Sincerely,

Bing Yeh

Executive Chairman, CEO and Co-Founder

Additional Information and Where to Find It

In connection with the proposed merger, Silicon Storage Technology, Inc. will file a proxy statement and other related documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of these documents (when available) and other documents filed by Silicon Storage Technology, Inc. at the SEC’s web site at www.sec.gov and at the Investor section of our website at www.SST.com. The proxy statement and such other documents may also be obtained for free from Silicon Storage Technology, Inc. by directing such request to Silicon Storage Technology, Inc., Attention: Ricky Gradwohl, 1020 Kifer Road, Sunnyvale, California 94086, Telephone: 408/735-9110.

Silicon Storage Technology, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information about Silicon Storage Technology, Inc.’s directors and executive officers is set forth in Silicon Storage Technology, Inc.’s proxy statement on Schedule 14A filed with the SEC on April 30, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement that Silicon Storage Technology, Inc. intends to file with the SEC.

Forward-Looking Information Is Subject to Risk and Uncertainty

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this letter other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transaction described herein; approval of the merger by our shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. This letter speaks only as of its date, and we disclaim any duty to update the information herein.

Contacts:	Media: Jamie Moser /Nicholas Lamplough Joele Frank, Wilkinson Brimmer Katcher Silicon Storage Technology 212-355-4449	Investors: Arthur B. Crozier Innisfree M&A Incorporated Silicon Storage Technology 212-750-5833

Silicon Storage Technology to be Acquired by Microchip Technology

Silicon Storage Technology Shareholders to Receive $2.85 Per Share in Cash

Silicon Storage Technology Terminates Merger Agreement with Technology Resources Holdings

SUNNYVALE, Calif., Feb. 3, 2010 – SST (Silicon Storage Technology, Inc.) (NASDAQ: SSTI), a leading memory and non-memory products provider for high-volume applications in the digital consumer, networking, wireless communications and Internet computing markets, today announced that it has entered into a definitive merger agreement with Microchip Technology Incorporated (NASDAQ: MCHP) (“Microchip”), a leading provider of microcontroller and analog semiconductors, under which Microchip will acquire all of SST’s outstanding common stock for $2.85 per share in cash. In addition, SST announced that immediately prior to its entry into the merger agreement with Microchip it had terminated its previously announced merger agreement with Technology Resources Holdings (“TRH”) following the expiration of the notice period granted to TRH under the TRH merger agreement.

The Microchip agreement has been approved by both companies’ Boards of Directors. SST’s Board acted upon the unanimous recommendation of its independent Strategic Committee.

“Throughout our strategic process, we have demonstrated our commitment to shareholder interests, and we are very pleased with this result,” said Ronald Chwang, Chairman of the Strategic Committee. “As a result of our rigorous and comprehensive process, we are confident that the proposed merger with Microchip achieves the best transaction for all SST shareholders.”

“SST’s SuperFlash® technology and extensive patent portfolio are critical building blocks for advanced microcontrollers,” said Steve Sanghi, President and CEO of Microchip. “This acquisition enables Microchip to gain earlier access to SST’s advanced technologies, as well as the ability to customize technology variants that can give us an advantage over competing technologies. We believe this is an attractive transaction for SST’s stockholders, as it presents a significant premium to the prior transaction and requires no external financing.”

The Microchip-SST transaction, which is expected to close in the second calendar quarter of 2010, is conditioned on approval of a majority of the outstanding shares of SST common stock as well as customary closing conditions and regulatory approvals. The transaction, which will be funded with cash on hand, is not subject to financing.

SST intends to delay the release of its fourth quarter and fiscal 2009 financial results until February 4, 2010. A press release will be transmitted to the news media immediately following the close of the market on February 4, 2010. SST will not hold a conference call to discuss the results.

Houlihan Lokey is serving as the exclusive financial advisor to the Strategic Committee of the SST Board of Directors in connection with the transaction.

Shearman & Sterling LLP is serving as legal advisor to the Strategic Committee of the SST Board of Directors in connection with the transaction.

Cooley Godward Kronish LLP is serving as legal advisor to SST in connection with the transaction.

Wilson Sonsini Goodrich & Rosati PC is serving as legal advisor to Microchip in connection with the transaction.

Additional Information and Where to Find It

In connection with the proposed merger, Silicon Storage Technology, Inc. will file a proxy statement and other related documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of these documents (when available) and other documents filed by Silicon Storage Technology, Inc. at the SEC’s web site at www.sec.gov and at the Investor section of our website at www.SST.com. The proxy statement and such other documents may also be obtained for free from Silicon Storage Technology, Inc. by directing such request to Silicon Storage Technology, Inc., Attention: Ricky Gradwohl, 1020 Kifer Road, Sunnyvale, California 94086, Telephone: 408/735-9110.

Silicon Storage Technology, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information about Silicon Storage Technology, Inc.’s directors and executive officers is set forth in Silicon Storage Technology, Inc.’s proxy statement on Schedule 14A filed with the SEC on April 30, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement that Silicon Storage Technology, Inc. intends to file with the SEC.

Forward-Looking Information Is Subject to Risk and Uncertainty

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this press release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transaction described herein; approval of the merger by our shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. This press release speaks only as of its date, and we disclaim any duty to update the information herein.

About Silicon Storage Technology, Inc.

Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of memory and non-memory products for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets. Leveraging its proprietary, patented SuperFlash technology, SST is a leading provider of nonvolatile memory solutions with product families that include various densities of high functionality flash memory components and flash mass storage products. The company also offers its SuperFlash technology for embedded applications through its broad network of world-class manufacturing partners and technology licensees, including TSMC, which offers it under its trademark Emb-FLASH. SST’s non-memory products include NAND controller-based products, smart card ICs and modules, flash microcontrollers and radio frequency ICs and modules. Further information on SST can be found on the company’s Web site at http://www.sst.com.

For more information about SST and the company’s comprehensive list of product offerings, please call 1-888/SST-CHIP. Information can also be requested via email to literature@sst.com or through SST’s Web site at http://www.sst.com. SST’s head office is located at 1020 Kifer Road, Sunnyvale, California 94086; telephone: 408/735-9110, fax: 408/735-9036.

The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc. All other trademarks or registered trademarks are the property of their respective holders.